                                                                 EXHIBIT d(1)(b)


                                 AMENDMENT NO. 1
                      MASTER INVESTMENT ADVISORY AGREEMENT


         The Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and Short-Term Investments Trust, a Delaware business trust, is hereby amended as follows:

         Schedule B of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          GOVERNMENT & AGENCY PORTFOLIO

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------

Total Net Assets................................................      0.10%


                        GOVERNMENT TAXADVANTAGE PORTFOLIO

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------

First $250 million..............................................      0.20%
Over $250 million up to and including $500 million..............      0.15%
Over $500 million...............................................      0.10%


                               TREASURY PORTFOLIO

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------

All Assets......................................................     0.15%

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated January 1, 2002

                                              A I M ADVISORS, INC.


Attest: /s/ NANCY L. MARTIN                   By: /s/ ROBERT H. GRAHAM
        -----------------------------------       ------------------------------
        Assistant Secretary                       Robert H. Graham
                                                  President


(SEAL)


                                              SHORT-TERM INVESTMENTS TRUST


Attest: /s/ NANCY L. MARTIN                   By: /s/ ROBERT H. GRAHAM
        -----------------------------------       ------------------------------
        Assistant Secretary                       Robert H. Graham
                                                  President


(SEAL)